Exhibit 21.1

SUBSIDIARIES OF THE COMPANY


                                                                                            Names Under
                                                      State or Other Jurisdiction of        Which the Subsidiary
Subsidiary                                            Incorporation or Organization         Does Business
----------                                            ------------------------------        --------------------

Bogen Corporation                                     Delaware                              Bogen Corporation
  (a) Bogen Communications, Inc.(1)                   Delaware                              Bogen Communications, Inc.
  (b) New England Audio Resource Corp.(2)             Delaware                              New England Audio Resource Corp./NEAR

Speech Design GmbH                                    Gremering, Germany                    Speech Design GmbH
  (c) Satelco AG(3)                                   Switzerland                           Satelco AG
  (d) Speech Design (Israel) Ltd.(4)                  Israel                                Speech Design (Israel)
  (e) Speech Design (UK) Ltd.(5)                      United Kingdom                        Speech Design (UK)




(1) Bogen Communications, Inc. is a wholly owned subsidiary of Bogen Corporation

(2) New England Audio Resource Corp. is a wholly owned subsidiary of Bogen Communications, Inc.

(3) Satelco AG is a 67% owned subsidiary of Speech Design GmbH

(4) Speech Design (Israel) Ltd. is a 100% owned subsidiary of Speech Design GmbH

(5) Speech Design (UK) Ltd. is a 100% owned subsidiary of Speech Design GmbH